Exhibit 99.1

Consent of Director Nominee

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to be named in the Registration Statement on Form S-1 of Civitas Solutions, Inc., and any amendments and supplements thereto, as a nominee or designee to the board of directors of Civitas Solutions, Inc. and to the filing of this consent as an exhibit to such Registration Statement and any amendment or supplement thereto.

/s/ Mary Ann Tocio
Mary Ann Tocio

Date: August 17, 2015